UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.       )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Nxt-ID, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

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288 Christian Street

Hangar C 2nd Floor

Oxford, CT 06478

(203) 266-2103

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on October 6, 2020

The Notice of Annual Meeting, Proxy Statement

and Annual Report on Form 10-K are available at:

http://xbrlfinancialwidget.com/default.aspx?CIKNum=1566826&view=All

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 6, 2020

To the Stockholders of Nxt-ID, Inc.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (“Annual Meeting”) of Nxt-ID, Inc., a Delaware corporation (the “Company”), will be held on October 6, 2020 at 9:00 a.m. (Eastern Time) at the Company’s office at 288 Christian Street, Hangar C 2nd Floor, Oxford, CT 06478. Notwithstanding the foregoing or anything to the contrary contained herein, as a precaution due to the outbreak of the coronavirus (COVID-19), the Company is planning for the possibility that there may be limitations on attending the Annual Meeting in person, or the Company may decide to hold the Annual Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”). The Annual Meeting is being held for the following purposes:

1. To elect five (5) members of the Company’s Board of Directors (the “Board”), each to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal (“Proposal No. 1”);

2. To consider and vote on a proposal to ratify the Board’s selection of Marcum LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2020 (“Proposal No. 2”);

3. To authorize the Board to amend the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of all of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), by a ratio in the range of one-for-three to one-for-ten at the Board’s discretion (“Proposal No. 3”);

4. To authorize the Board to amend the Certificate of Incorporation by amending the Company’s Certificate of Designations, Preferences and Rights of Series C Non-Convertible Voting Preferred Stock (the “Series C Preferred Certificate of Designations”) to (i) effect a reverse stock split of all of the Company’s outstanding shares of Series C Non-Convertible Voting Preferred Stock, $0.0001 par value per share (the “Series C Preferred Stock”), by the same ratio that the Board selects for the reverse stock split of our Common Stock described in Proposal No. 3 (the “Series C Preferred Reverse Stock Split”) and (ii) increase the stated value of the Series C Preferred Stock by the same amount as the ratio of the Series C Preferred Reverse Stock Split (“Proposal No. 4”); and

5. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice. Only stockholders of record of the Company’s Common Stock and stockholders of record of the Company’s Series C Preferred Stock at the close of business on August 17, 2020 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Our Board of Directors recommends that you vote “FOR” each of the proposals.

All stockholders who are record or beneficial owners of the Company’s Common Stock and the Company’s Series C Preferred Stock on the Record Date are cordially invited to attend the Annual Meeting in person. Your vote is important regardless of the number of shares of Common Stock and/or Series C Preferred Stock you own. Only record or beneficial owners of the Common Stock and/or Series C Preferred Stock as of the Record Date may attend the Annual Meeting in person. When you arrive at the Annual Meeting, you must present photo identification, such as a driver’s license. Beneficial owners also must provide evidence of stockholdings as of the Record Date, such as a recent brokerage account or bank statement.

Whether or not you expect to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope in order to ensure representation of your shares of Common Stock and/or Series C Preferred Stock. It will help in our preparations for the Annual Meeting if you would check the box on the form of proxy if you plan on attending the Annual Meeting. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. Please be advised that if you are not a record or beneficial owner of the Company’s Common Stock or the Company’s Series C Preferred Stock on the Record Date, you are not entitled to vote and any proxies received from persons who are not record or beneficial owners of the Company’s Common Stock or the Company’s Series C Preferred Stock on the Record Date will be disregarded.

Oxford, Connecticut	By Order of the Board of Directors,

August 17, 2020	/s/ Vincent S. Miceli
Vincent S. Miceli
Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

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AUDIT COMMITTEE REPORT	21

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS (Proposal No. 2)	22
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountant	22
Vote Required and Recommendation	22

AUTHORIZATION OF THE BOARD OF DIRECTORS TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK (Proposal No. 3)	23
Summary	23
Board Determination to Implement the Reverse Stock Split	24
Risks of the Common Stock Reverse Stock Split	26
Principal Effects of the Common Stock Reverse Stock Split	27
Fractional Shares	29
No Dissenters’ Rights	29
Certain United States Federal Income Tax Consequences	29
Accounting Consequences	30
Exchange of Stock Certificates	30
Book-Entry	31
Interests of Directors and Executive Officers	31
Vote Required and Recommendation	31

AUTHORIZATION OF THE BOARD OF DIRECTORS TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION BY AMENDING THE SERIES C PREFERRED CERTIFICATE OF DESIGNATIONS TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING SERIES C PREFERRED STOCK AND INCREASE THE STATED VALUE OF THE SERIES C PREFERRED STOCK (Proposal No. 4)	32
Summary	32
Implementation of the Series C Preferred Reverse Stock Split	33
Increase in the Stated Value of the Series C Preferred Stock	33
Principal Effects of the Series C Preferred Stock Reverse Stock Split and Increase in the Stated Value of the Series C Preferred Stock	33
Fractional Shares	34
No Dissenters’ Rights	34
Certain United States Federal Income Tax Consequences	34
Exchange of Stock Certificates	34
Interests of Directors and Executive Officers	34
Vote Required and Recommendation	34

FUTURE STOCKHOLDER PROPOSALS	35
EXPENSES AND SOLICITATION	35
OTHER BUSINESS	35
ADDITIONAL INFORMATION	35
APPENDIX A – FORM OF CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION	A-1
APPENDIX B – FORM OF CERTIFICATE OF AMENDMENT OF CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES C NON-CONVERTIBLE VOTING PREFERRED STOCK	B-1

ii

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

In this Proxy Statement, Nxt-ID, Inc., a Delaware corporation, is referred to as “Nxt-ID,” the “Company,” “we,” “us” and “our.”

Information Concerning the Proxy Materials and the Annual Meeting

Proxies in the form enclosed with this Proxy Statement are being solicited by our Board of Directors (the “Board”) for use at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m. (Eastern Time) on October 6, 2020 at the Company’s office at 288 Christian Street, Hangar C 2nd Floor, Oxford, CT 06478, and at any adjournment thereof. Notwithstanding the foregoing or anything to the contrary contained herein, as a precaution due to the outbreak of the coronavirus (COVID-19), the Company is planning for the possibility that there may be limitations on attending the Annual Meeting in person, or the Company may decide to hold the Annual Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”). Your vote is very important. For this reason, our Board is requesting that you permit your common stock, $0.0001 par value per share (the “Common Stock”), and/or Series C Non-Convertible Voting Preferred Stock, $0.0001 par value per share (the “Series C Preferred Stock”), to be represented at the Annual Meeting by the proxies named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

Voting materials, which include this Proxy Statement and the enclosed proxy card, will be first mailed to stockholders on or about August 19, 2020.

Only stockholders of record of our Common Stock and stockholders of record of our Series C Preferred Stock as of the close of business on August 17, 2020 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 35,009,952 shares of Common Stock were issued and outstanding and 2,000 shares of Series C Preferred Stock were issued and outstanding. Holders of Common Stock and Series C Preferred Stock are entitled to one (1) vote per share for each share of Common Stock and/or share of Series C Preferred Stock held by them. Stockholders may vote in person or by proxy; however, granting a proxy does not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with us at our principal office at any time before the original proxy is exercised or (ii) attending the Annual Meeting and voting in person.

Vincent S. Miceli is named as attorney-in-fact in the proxy. Vincent S. Miceli is our Chief Executive Officer and Chief Financial Officer. Vincent S. Miceli will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting, as described below under “Voting Procedures.” Where a vote has been specified in the proxy with respect to the matters identified in the Notice of the Annual Meeting, the shares represented by the proxy will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted as recommended by our Board on all matters, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the Annual Meeting.

The stockholders will consider and vote upon (i) a proposal to elect five (5) members of our Board, each to serve until the 2021 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal (“Proposal No. 1”); (ii) a proposal to ratify the Board’s selection of Marcum LLP as our independent registered public accountants for the fiscal year ending December 31, 2020 (“Proposal No. 2”); (iii) a proposal to authorize the Board to amend the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of all of the outstanding shares of Common Stock by a ratio in the range of one-for-three to one-for-ten (“Proposal No. 3”); and (iv) a proposal to authorize the Board to amend the Certificate of Incorporation by amending the Company’s Certificate of Designations, Preferences and Rights of Series C Non-Convertible Voting Preferred Stock (the “Series C Preferred Certificate of Designations”) to (a) effect a reverse stock split of all of the Company’s outstanding shares of Series C Preferred Stock by the same ratio that the Board selects for the reverse stock split of our Common Stock described in Proposal No. 3 (the “Series C Preferred Reverse Stock Split”) and (b) increase the stated value of the Series C Preferred Stock by the same amount as the ratio of the Series C Preferred Reverse Stock Split (“Proposal No. 4”). Stockholders also will consider and act upon such other business as may properly come before the Annual Meeting.

Voting Procedures and Vote Required

Mr. Miceli will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting. The presence, in person or by proxy, of at least one-third (1/3) of the issued and outstanding shares of Common Stock and Series C Preferred Stock, in the aggregate, entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies which contain an abstention and “broker non-vote” shares (described below) are counted as present for purposes of determining the presence of a quorum for the Annual Meeting.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies.

Vote Required for Election of Directors (Proposal No. 1).  Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Delaware law and our Bylaws provide that directors are to be elected by a plurality of the votes of the shares of Common Stock and Series C Preferred Stock, in the aggregate, present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the five (5) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Vote Required for Ratification of Independent Registered Public Accountants (Proposal No. 2).  Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended, or applicable Delaware law), the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the shares of Common Stock and Series C Preferred Stock, in the aggregate, outstanding on the Record Date and entitled to vote on the matter will be required to ratify the Board’s selection of Marcum LLP as our independent registered public accountants for the fiscal year ending December 31, 2020.

Vote Required for Authorization of the Board to Amend the Company’s Certificate of Incorporation to Effect a Reverse Stock Split of All of our Outstanding Shares of Common Stock by a ratio in the range of one-for-three to one-for-ten (Proposal No. 3). Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended, or applicable Delaware law), the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the shares of Common Stock and Series C Preferred Stock, in the aggregate, outstanding on the Record Date and entitled to vote on the matter will be required to approve the Reverse Stock Split.

Vote Required for Authorization of the Board to Amend the Company’s Certificate of Incorporation by amending the Series C Preferred Certificate of Designations to (i) Effect a Reverse Stock Split of All of our Outstanding Shares of Series C Preferred Stock by the same ratio that the Board selects for the reverse stock split of our Common Stock described in Proposal No. 3 and (ii) increase the stated value of the Series C Preferred Stock by the same amount as the ratio of the Series C Preferred Reverse Stock Split (Proposal No. 4). Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended, or applicable Delaware law), the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter will be required for approval. Additionally, pursuant to the provisions of the Series C Preferred Certificate of Designations and the applicable provisions of the Delaware General Corporation Law, as long as the Series C Preferred Reverse Stock Split is implemented at the same ratio as the reverse stock split of our Common Stock described in Proposal No. 3 and is conditioned upon our implementing the reverse stock split of our Common Stock, the affirmative vote of a majority of the shares of Common Stock and Series C Preferred Stock, in the aggregate, outstanding on the Record Date and entitled to vote on the matter will be required to approve the Series C Preferred Stock Reverse Stock Split.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals. Broker non-votes are not counted in tabulating the voting result for any particular proposal and shares that constitute broker non-votes are not considered entitled to vote.

The vote on Proposal No. 1 is considered “non-routine” and the vote on Proposals No. 2, No. 3 and No. 4 are considered “routine”.

Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum but are not counted in the calculation of the vote.

Votes at the Annual Meeting will be tabulated by one or more inspectors of election appointed by the Chief Executive Officer.

Stockholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the Annual Meeting.

Delivery of Documents to Stockholders Sharing an Address

We will send only one set of Annual Meeting materials and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Annual Meeting materials to a stockholder at a shared address to which a single copy of the Annual Meeting materials was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Annual Meeting materials to the Company at Corporate Secretary, 288 Christian Street, Hanger C 2nd Floor, Oxford, CT 06478, telephone: (203) 266-2103.

If multiple stockholders sharing an address have received one copy of the Annual Meeting materials or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of the Annual Meeting materials or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or by calling the Company’s principal executive offices.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 17, 2020, information regarding beneficial ownership of our capital stock by:

●	Each person, or group of affiliated persons, known by us to beneficially own more than 5% of either our Common Stock or Series C Preferred Stock;

●	Each of our executive officers;

●	Each of our directors; and

●	All of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (the “SEC’) and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including securities that are exercisable for shares of Common Stock or Series C Preferred Stock within sixty (60) days of August 17, 2020. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock or Series C Preferred Stock shown that they beneficially own, subject to community property laws where applicable.

For purposes of computing the percentage of outstanding shares of our Common Stock and Series C Preferred Stock held by each person or group of persons named above, any shares of Common Stock or Series C Preferred Stock that such person or persons has the right to acquire within sixty (60) days of August 17, 2020 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares of Common Stock or Series C Preferred Stock listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of each beneficial owner listed in the table below is c/o Nxt-ID, Inc., 288 Christian Street, Hangar C 2nd Floor, Oxford, CT 06478.

	Shares Beneficially Owned				% Total
	Common Stock		Series C Preferred Stock		Voting
Name and Address of Beneficial Owner	Shares	%(1)	Shares	%	Power (2)
Non-Director or Officer 5% Stockholders:
Anson Funds Management LP (3)	2,256,739	6.45	—	—	6.45

Giesecke & Devrient Mobile Security America, Inc. (4)	584,795	1.67	2,000	100 (5)	1.67 (5)

Directors and Executive Officers:

Vincent S. Miceli Chief Executive Officer, Chief Financial Officer and Director	464,607	1.33	—	—	1.33

David Tunnell Chief Technology Officer	764,582	2.18	—	—	2.18

Major General David R. Gust, USA, Ret. Director (6)	314,936	*	—	—	*

Michael J. D’Almada-Remedios, PhD Director (7)	320,304	*	—	—	*

Daniel P. Sharkey Director (8)	309,924	*	—	—	*

Robert A. Curtis, Pharm.D. Director (9)	224,833	*	—	—	*

Directors and Executive Officers as a Group (6 persons)	2,399,186	6.85	—	—	6.85

*	Less than 1%

(1)	Based on 35,009,952 shares of Common Stock issued and outstanding as of August 17, 2020.

(2)	Percentage of total voting power represents voting power with respect to all shares of our Common Stock and Series C Preferred Stock, which have the same voting rights as our shares of Common Stock. The holders of our Common Stock and our Series C Preferred Stock are each entitled to one vote per share.

(3)	Anson Funds Management LP, as co-investment advisor to a private fund which directly holds the 2,256,739 shares of Common Stock, has shared voting and investment power with respect to the 2,256,739 shares of Common Stock. The address of Anson Funds Management LP is 5950 Berkshire Lane, Suite 210, Dallas, Texas 75225.

(4)	The address of Giesecke & Devrient Mobile Security America, Inc. (“G&D”) is 45925 Horseshoe Drive, Dulles, VA 20166.

(5)	G&D is the sole holder of our Series C Preferred Stock and thus has 100% of the voting power of our outstanding shares of Series C Preferred Stock, which have the same voting rights as our shares of Common Stock (one vote per share). G&D’s percentage of total voting power, which includes both our Common Stock and Series C Preferred Stock, is 1.71%.

(6)	Includes stock options to purchase 48,413 shares of Common Stock at an average exercise price of $0.41 per share.

(7)	Includes stock options to purchase 48,413 shares of Common Stock at an average exercise price of $0.41 per share.

(8)	Includes stock options to purchase 48,413 shares of Common Stock at an average exercise price of $0.41 per share.

(9)	Includes stock options to purchase 48,413 shares of Common Stock at an average exercise price of $0.41 per share.

ELECTION OF DIRECTORS

(Proposal No. 1)

The following individuals have been nominated as members of our Board, each to serve until the 2021 Annual Meeting of Stockholders, until their successors are elected and qualified or until their earlier resignation or removal. Pursuant to Delaware law and our Bylaws, directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the five (5) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Proxies cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees.

Following is information about each nominee, including biographical data for at least the last five (5) years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Name of Director	Age	Director Since
Vincent S. Miceli	62	September 17, 2019
Major General David R. Gust, USA, Ret.	77	June 25, 2012
Michael J. D’Almada-Remedios, PhD	57	September 26, 2013
Daniel P. Sharkey	63	June 23, 2014
Robert A. Curtis, Pharm.D.	66	July 25, 2018

Vincent S. Miceli, Chief Executive Officer, Chief Financial Officer, President and Director

Vincent S. Miceli, has served as President, Chief Executive Officer and a director of the Company since September 17, 2019, as a Vice President and Chief Financial Officer of the Company since September 29, 2014 and as Chairman of the Board since March 31, 2020. Mr. Miceli has over 30 years of experience in executive, financial and operational management for companies based primarily in the United States. Prior to joining the Company, Mr. Miceli was Vice-President and Chief Financial Officer/Treasurer of Panolam Industries International, Inc., a privately held company which primarily designs, manufactures, and distributes decorative and industrial laminates, from May 2006 to mid-December 2013. Prior to that, Mr. Miceli was the Chief Financial Officer and Corporate Controller of Opticare Health Systems, Inc., a company that provides integrated eye care services from 2004 to 2006. Prior to 2004, Mr. Miceli held senior accounting positions at Amphenol Corporation and United Technologies, Inc. Mr. Miceli holds a BS degree in accounting from Quinnipiac College, an MBA, with a concentration in Finance, from the University of Hartford and he is an affiliate member of both the AICPA and Connecticut Society of Certified Public Accountants.

Mr. Miceli brings a wealth of public company experience and knowledge of the business of the Company, having served as its Chief Financial Officer for the previous five years. He also brings an operator’s perspective to the Board, which is an important contribution.

Major General David R. Gust, USA, Ret., Director

Major General David R. Gust, USA, Ret., has served as a director of the Company since June 25, 2012. General Gust presently does consulting work for his own company, David R. Gust & Associates, LLC. Between April 2007 and May 2009, General Gust was the President of USfalcon, a privately-held company working with the U.S. Defense sector, primarily in information technology. Previously, General Gust had served as the Manager for Federal Telecommunications for Bechtel National, Inc. from November 2004 to March 2007. Prior to that, he was the President and Chief Executive Officer of Technical and Management Services Corporation from 2000 to 2004. General Gust retired from the United States Army in 2000 after completing a career of 34 years of service.

His General Officer assignments included the Program Executive Officer, Communications Systems (PEO-Comm Systems), Program Executive Officer, Intelligence, Electronic Warfare and Sensors (PEO-IEW&S) and at Army Materiel Command, as Deputy Chief of Staff for Research, Development and Acquisition (DCSRDA).

His final assignment at the Army Materiel Command included serving as the Chairman of the Source Selection Advisory Council for the Tactical Unmanned Aerial Vehicle procurement and supervising preparation of the acquisition procurement package for the Stryker combat vehicle. General Gust received his B.S. in Electrical Engineering from the University of Denver and Master’s Degrees in Systems Management and National Security and Strategy from the University of Southern California and the United States Naval War College, respectively.

General Gust brings to our board of directors valuable business expertise, particularly expertise in defense and homeland security market segments due to his significant experience as a director of publicly held companies and his substantial experience gained as a member of the US Armed Services.

Michael J. D’Almada-Remedios, PhD, Director

Michael J. D’Almada-Remedios, PhD, has served as a director of the Company since September 26, 2013. Dr. D’Almada-Remedios’ background includes a successful track record for product innovation and development, outsourcing, global platform integration, massive-scale/hyper-growth operations, and building/developing teams from 50 to over 500 people. His key accomplishments at each company consistently show impressive gains in sales, profitability and global expansion into new markets.

Dr. D’Almada-Remedios has served as the President of On Demand i Cars, Inc. and Limos.com, a leading global professional transportation network company since 2018. From 2014 to 2018 he was the Chief Executive Officer of Flye Inc., a Fin Tech and IoT subsidiary of World Ventures Holdings, LLC, where he was also the Chief Technology Officer. In 2014, Dr. D’Almada-Remedios was the Chief Technology Officer of Swarm-Mobile, a software company. Between January 2011 and September 2013, Dr. D’Almada-Remedios was the Chief Information Officer for Arbonne International, a billion-dollar global cosmetics company. From February 2009 to December 2010, he was a Vice-President at Expedia, Inc. and was responsible for all technologies, product development and technical operations for hotels.com. Prior to February 2009, Dr. D’Almada-Remedios was the Chief Technology Officer for Realtor.com and Shopping.com, a subsidiary of eBay, Inc. At eBay he was a member of the eBay Inc. Technology Board for eBay, PayPal and Skype.

Earlier in his career, he was Global Chief Information Officer for the Travelocity group of companies and President and Chief Operating Officer of Bluelight.com, a subsidiary of Kmart. Dr. D’Almada-Remedios began his career as Vice President and Manager, Systems Integration & Development at Wells Fargo Bank, Consumer Banking Group.

Dr. D’Almada-Remedios has a PhD in Computer Control and Fluid Dynamics from the University of Nottingham in England and a B.Sc. in Physics and Computer Science from Kings College, University of London in England.

Dr. D’Almada-Remedios brings to our board of directors valuable business experience, particularly expertise in eCommerce technology and hyper growth companies.

Daniel P. Sharkey, Director

Daniel P. Sharkey has served as a director of the Company since June 23, 2014. Mr. Sharkey’s background includes 36 years of broad experience with finance and business development for technology companies. His key accomplishments in his prior engagements focused on expanding technology companies into new marketplaces and plotting and implementing successful, long-term growth strategies. Between 2007 and 2014, Mr. Sharkey was Executive Vice President of Business Development for ATMI, a publicly traded semi-conductor company. Mr. Sharkey originally joined ATMI as Chief Financial Officer in 1990. ATMI was sold to Entegris in 2014 for $1.15 billion.

From 1987 to 1990, before joining ATMI, Mr. Sharkey was Vice President of Finance for Adage, a publicly traded computer graphics manufacturer. From 1983 to 1987, Mr. Sharkey served as Corporate Controller for CGX Corporation, a venture capital backed, privately held, computer graphics manufacturer that merged with Adage in 1987. Mr. Sharkey was a Certified Public Accountant for KPMG from 1978 to 1983.

Mr. Sharkey earned a Bachelor of Arts degree in Economics and Accounting from the College of the Holy Cross in Worcester, Massachusetts. Mr. Sharkey brings valuable experience in finance and administration to our board of directors and serves as our financial expert.

Robert A. Curtis, Director

Robert A. Curtis, Pharm.D., has served as a director of the Company since July 25, 2018. Dr. Curtis is a 35-year veteran in the biosciences industry. Dr. Curtis currently serves as a consultant to emerging technology companies. He recently served as the Executive Chairman and Director of the Trudeau Institute in Saranac Lake, New York and prior to that position he was Chief Executive Officer (CEO) of the Regional Technology Development Corporation, a non-profit organization in Woods Hole, Massachusetts, where he was responsible for identifying and commercializing technology from the Marine Biological Laboratory and the Woods Hole Oceanographic Institute. Dr. Curtis has been a founder and CEO of several companies, including HistoRx, Inc., a tissue proteomics company, Cape Aquaculture Technologies, Inc. which developed enhanced non-genetically modified fish, Lion Pharmaceuticals/Phoenix Drug Discovery LLC, a novel business model to develop and commercialize university-based technology from some of the leading biomedical institutions in the world. He assisted in the founding of Environmental Operating Solutions, Inc., which applied denitrification technology to wastewater with the company being sold in 2017. He was a co-founder of and CEO of CombiChem, Inc., which was purchased by Dupont Pharmaceuticals, and served as founding President and CEO of MetaMorphix, Inc., a joint venture between Genetics Institute, Inc. and The Johns Hopkins School of Medicine. Prior to these entrepreneurial endeavors, Dr. Curtis held senior management positions at Pharmacopeia, Inc., Cambridge Neuroscience, Inc., and Pfizer, Inc. He also served as Assistant Professor of Pharmacy Practice at the University of Illinois Medical Center in Chicago. He currently serves on the board or as an advisor to a number of private entrepreneurial companies and has served as judge for the annual MIT $100K Business Plan Entrepreneurial Award. He is Chairman of Fundraising for the Falmouth Commodores of the Cape Cod Baseball League. Dr. Curtis holds a BS in Pharmacy from the Massachusetts College of Pharmacy, a Pharm.D. from the University of Missouri, and an MBA from Columbia University.

Dr. Curtis’ significant experience in the biosciences, healthcare, and technology sector as well as his operational background gives him the qualifications and skills necessary to serve as a director of our Company.

Required Vote

Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Delaware law and our Bylaws provide that directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the five (5) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

At the Annual Meeting a vote will be taken on a proposal to approve the election of the five (5) director nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR THE ELECTION OF THE FIVE (5) DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board of Directors

The Board oversees our business affairs and monitors the performance of our management. In accordance with our corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials sent to them and by participating in Board and committee meetings. Our directors hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal, or if for some other reason they are unable to serve in the capacity of director.

Director Independence

Our Board currently consists of five (5) members: Vincent S. Miceli; Major General David R. Gust USA, Ret.; Michael J. D’Almada-Remedios, PhD; Daniel P. Sharkey; and Robert A. Curtis. All of our directors will serve until our next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

As we are listed on the Nasdaq Capital Market, our determination of the independence of directors is made using the definition of “independent director” contained in Rule 5605(a)(2) of the Marketplace Rules of the Nasdaq Stock Market LLC (“Nasdaq Stock Market” or “Nasdaq”). Our Board affirmatively determined that Major General David R. Gust USA, Ret., Michael J. D’Almada-Remedios, PhD, Daniel P. Sharkey, and Robert A. Curtis are “independent directors”, as that term is defined in the Marketplace Rules of the Nasdaq Stock Market.

Board Meetings and Attendance

During fiscal year 2019, the Board held ten (10) meetings (one (1) physical meeting and nine (9) telephonic meetings). No incumbent director attended fewer than 75% of the aggregate of all meetings of the Board, for which at the time of the meeting they were a member of the Board. The Board also approved certain actions by unanimous written consent.

Annual Meeting Attendance

All of the Company’s six (6) then-sitting directors attended our 2019 Annual Meeting of Stockholders, which was held at the office of Sullivan & Worcester LLP at 1633 Broadway, 32nd Floor, New York, NY 10019 on December 17, 2019.

Stockholder Communications with the Board

Stockholders wishing to communicate with the Board, the non-management directors, or with an individual Board member may do so by writing to the Board, to the non-management directors, or to the particular Board member, and mailing the correspondence to: c/o Vincent S. Miceli, Chief Executive Officer, Nxt-ID, Inc., 288 Christian Street, Hangar C 2nd Floor, Oxford, CT 06478. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

Board Committees

Our Board has an Audit Committee, a Compensation Committee and a Corporate Governance and Nomination Committee. Each committee has a charter, which is available on our website at www.nxt-id.com. Information contained on our website is not incorporated herein by reference. Each of the board committees has the composition and responsibilities described below. As of August 17, 2020, the members of these committees are:

Audit Committee– Daniel P. Sharkey*(1), David R. Gust, Robert A. Curtis

Compensation Committee – David R. Gust*, Daniel P. Sharkey, Robert A. Curtis

Corporate Governance and Nomination Committee– Robert A. Curtis*, David R. Gust, Daniel P. Sharkey

*	Indicates Committee Chair

(1)	Indicates Audit Committee Financial Expert

Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of our Audit Committee are Daniel P. Sharkey, David R. Gust and Robert A. Curtis. Mr. Sharkey, Mr. Gust and Mr. Curtis are “independent” within the meaning of Rule 10A-3 under the Exchange Act and the Marketplace Rules of the Nasdaq Stock Market. Our Board has determined that Mr. Sharkey shall serve as the “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K. In addition, Mr. Sharkey serves as Chairman of our Audit Committee.

The Audit Committee oversees our corporate accounting and financial reporting process and oversees the audit of our financial statements and the effectiveness of our internal control over financial reporting. The responsibilities of the Audit Committee include, among other matters:

●	Selecting and recommending to our Board the appointment of an independent registered public accounting firm and overseeing the engagement of such firm;

●	Approving the fees to be paid to the independent registered public accounting firm;

●	Helping to ensure the independence of our independent registered public accounting firm;

●	Overseeing the integrity of our financial statements;

●	Preparing an audit committee report as required by the SEC to be included in our annual proxy statement;

●	Reviewing major changes to our auditing and accounting principles and practices as suggested by our Company’s independent registered public accounting firm, internal auditors (if any) or management;

●	Reviewing and approving all related party transactions; and

●	Overseeing our compliance with legal and regulatory requirements.

In 2019, the Audit Committee held four (4) telephonic meetings, at which all of the members of the then current Audit Committee were present.

The Audit Committee operates under a written charter adopted by the Board that satisfies the applicable standards of the Nasdaq Stock Market.

Compensation Committee

The members of our Compensation Committee are David R. Gust, Daniel P. Sharkey and Robert A. Curtis. Messrs. Gust, Sharkey and Curtis are “independent” within the meaning of the Marketplace Rules of the Nasdaq Stock Market. In addition, each member of our Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. Our Compensation Committee assists the Board in the discharge of its responsibilities relating to the compensation of the members of the Board and our executive officers. Mr. Gust serves as Chairman of our Compensation Committee.

The Compensation Committee’s compensation-related responsibilities include:

●	Assisting our Board in developing and evaluating potential candidates for executive positions and overseeing the development of executive succession plans;

●	Reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer;

●	Reviewing, approving and recommending to our Board on an annual basis the evaluation process and compensation structure for our other executive officers;

●	Providing oversight of management’s decisions concerning the performance and compensation of other company officers, employees, consultants and advisors;

●	Reviewing our incentive compensation and other stock-based plans and recommending changes in such plans to our Board as needed, and exercising all the authority of our Board with respect to the administration of such plans;

●	Reviewing and recommending to our Board the compensation of independent directors, including incentive and equity-based compensation; and

●	Selecting, retaining and terminating such compensation consultants, outside counsel and other advisors as it deems necessary or appropriate.

In 2019, the Compensation Committee held three (3) telephonic meetings, at which all of the members of the then current Compensation Committee were present.

Corporate Governance and Nomination Committee

The members of our Corporate Governance and Nomination Committee are Robert A. Curtis, David R. Gust and Daniel P. Sharkey. Messrs. Curtis, Gust and Mr. Sharkey are “independent” within the meaning of the Marketplace Rules of the Nasdaq Stock Market. In addition, each member of our Corporate Governance and Nomination Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. The purpose of the Corporate Governance and Nomination Committee is to recommend to the Board nominees for election as directors and persons to be elected to fill any vacancies on the Board, develop and recommend a set of corporate governance principles and oversee the performance of the Board. Mr. Curtis serves as Chairman of our Corporate Governance and Nomination Committee.

The Corporate Governance and Nomination Committee is responsible for, among other objectives, making recommendations to the Board regarding candidates for directorships; overseeing the evaluation of the Board; reviewing developments in corporate governance practices; developing a set of corporate governance guidelines; and reviewing and recommending changes to the charters of other board committees. In addition, the Corporate Governance and Nomination Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters.

In 2019, the Corporate Governance and Nomination Committee held six (6) telephonic meetings, at which all of the members of the then current Corporate Governance and Nomination Committee were present.

Family Relationships

There are no relationships between any of the officers or directors of the Company.

Involvement in Certain Legal Proceedings

Except as described below, to the best of our knowledge, none of our directors or executive officers has, during the past ten (10) years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or his association with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Leadership Structure of the Board

The Board does not currently have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. Vin Miceli serves as both Chief Executive Officer of the Company and Chairman of the Board. The Company does not have a lead independent director.

Risk Oversight

The Board oversees risk management directly and through its committees associated with their respective subject matter areas. Generally, the Board oversees risks that may affect the business of the Company as a whole, including operational matters. The Audit Committee is responsible for oversight of the Company’s accounting and financial reporting processes and also discusses with management the Company’s financial statements, internal controls and other accounting and related matters. The Compensation Committee oversees certain risks related to compensation programs, and the Corporate Governance and Nomination Committee oversees certain corporate governance risks. As part of their roles in overseeing risk management, these committees periodically report to the Board regarding briefings provided by management and advisors as well as the committees’ own analysis and conclusions regarding certain risks faced by the Company. Management is responsible for implementing the risk management strategy and developing policies, controls, processes and procedures to identify and manage risks.

Code of Ethics

The Board has adopted a Code of Ethical Conduct (the “Code of Conduct”) which constitutes a “code of ethics,” as defined by applicable SEC rules, and a “code of conduct,” as defined by applicable rules of the Nasdaq Stock Market. We require all employees, directors and officers, including our principal executive officer and principal financial officer, to adhere to the Code of Conduct in addressing legal and ethical issues encountered in conducting their work. The Code of Conduct requires that these individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity. The Code of Conduct contains additional provisions that apply specifically to our Chief Executive Officer, Chief Financial Officer and other finance department personnel with respect to accurate reporting. The Code of Conduct is available on our website at www.nxt-id.com. The Company will post any amendments to the Code of Conduct, as well as any waivers that are required to be disclosed by the rules of the SEC on such website. Information contained on our website is not a part of, and is not incorporated into, this Proxy Statement, and the inclusion of our website address in this Proxy Statement is an inactive textual reference only.

DIRECTOR COMPENSATION

During 2019, our non-employee directors received $80,000 for serving on our Board, which compensation was paid quarterly in Common Stock. The following table reflects all compensation awarded to, earned by or paid to the Company’s directors for the fiscal year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)	Total ($)
Major General David R. Gust, USA, Ret. (1)	-	80,000	-	-	-	935	80,935
Michael J. D’Almada-Remedios, PhD (2)	-	80,000	-	-	-	615	80,615
Daniel P. Sharkey (3)	-	80,000	-	-	-	-	80,000
John Bendheim (4)	-	40,000	-	-	-	-	40,000
Robert A. Curtis, Pharm.D. (5)	-	80,000	-	-	-	818	80,818

(1)	Mr. Gust received 131,741 shares of Common Stock at an average price of approximately $0.61 per share.
(2)	Dr. D’Almada-Remedios received 131,741 shares of Common Stock at an average price of approximately $0.61 per share.
(3)	Mr. Sharkey received 131,741 shares of Common Stock at an average price of approximately $0.61 per share.
(4)	Mr. Bendheim received 49,561 shares of Common Stock at an average price of approximately $0.81 per share. Mr. Bendheim resigned from our Board on July 23, 2019.
(5)	Dr. Curtis received 131,741 shares of Common Stock at an average price of approximately $0.61 per share.
(6)	The Company reimbursed Mr. Gust, Dr. D’Almada-Remedios and Dr. Curtis for travel-related expenses.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Our executive officers are:

Name	Age	Position
Vincent S. Miceli	62	President, Chief Executive Officer and Chief Financial Officer
David Tunnell	55	Vice President and Chief Technology Officer

Biographical information about Vincent S. Miceli appears above on page 6.

David Tunnell, Chief Technology Officer

David Tunnell, one of our co-founders, has served as the Chief Technology Officer of the Company since June 25, 2012. Mr. Tunnell is an expert in biometrics and is the inventor of a variety of miniature technologies for remote distributed sensors. Mr. Tunnell has over 23 years of experience in developing high-technology solutions for the US government. He was the divisional director of 3D identification products at Technest Holdings Inc. from 2003 to 2011. Prior to that he was at the National Security Agency (NSA) serving in operations, support, and development and later at L3 Communications where he served as Director of Engineering, overseeing the development of SIGINT solutions and serving as the primary interface with customers, bridging the gap between customer requirements and system design and engineering. He also managed technical personnel, budgets, schedules, and technical direction. Mr. Tunnell earned a Masters in Technical Management (MSTM) from Johns Hopkins University and a BSEE from the University of Tennessee.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table for Fiscal Years 2019 and 2018

The following table sets forth all plan and non-plan compensation for the last two completed fiscal years paid to all individuals who served as the Company’s principal executive officer (“PEO”) or acted in a similar capacity and the Company’s two other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year, as required by Item 402(m)(2) of Regulation S-K of the Securities Act. We refer to all of these individuals collectively as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(5)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)	Total ($)
Gino M. Pereira,	2019	345,968	40,000	100,000	-	-	-	25,682	511,650
Chief Executive Officer (1)	2018	420,000	130,000	547,500	-	-	-	25,899	1,123,399
Vincent S. Miceli	2019	329,391	30,000	75,000				30,190	464,581
Chief Executive Officer and Chief Financial Officer (2)	2018	300,000	70,000	292,000				30,818	692,818
Michael J. Orlando,	2019	242,083	-	-	-	-	-	-	242,083
Chief Operating Officer (3)	2018	350,000	50,000	109,500	-	-	-	-	509,500
Stanley E. Washington	2019	104,167	-	-	-	-	-	-	104,167
Chief Revenue Officer (4)	2018	250,000	-	912,500	-	-	-	-	1,162,500

(1)	Mr. Pereira resigned as an officer of the Company effective September 13, 2019.
(2)	Mr. Miceli was appointed President and Chief Executive Officer of the Company upon Mr. Pereira’s resignation.
(3)	Mr. Orlando resigned as an executive officer of the Company effective September 10, 2019.
(4)	Mr. Washington became an employee of the Company effective January 1, 2018 and he resigned as an officer of the Company effective May 31, 2019.
(5)	The 2018 stock awards for Mr. Pereira, Mr. Miceli and Mr. Orlando vest over a three (3) year period from the date of grant. The 2019 stock awards for Mr. Pereira and Mr. Miceli vest over a two (2) year period from the date of grant. The unvested portion of the 2018 and 2019 stock awards for Mr. Pereira and Mr. Orlando were forfeited effective with their respective departure dates.
(6)	Other compensation includes primarily employer-paid health insurance.

Employment Agreements

Effective October 1, 2018, we extended the employment agreement with Gino M. Pereira. The term of the employment agreement was three (3) years beginning on October 1, 2018. The employment agreement also provided for:

●	Eligibility to participate in bonus or incentive compensation plans that may be established by the Board from time to time applicable to Mr. Pereira’s services.

●	Eligibility to receive equity awards as determined by the Board, or a committee of the Board, composed in compliance with the corporate governance standards of any applicable listing exchange.

Effective September 13, 2019, Mr. Pereira resigned from the Company and his employment agreement was terminated.

Effective May 23, 2017, we entered into an employment agreement with Michael J. Orlando. The term of the employment agreement was one (1) year beginning on May 23, 2017 and automatically extended for successive one-year periods, subject to certain conditions therein. The employment agreement also provided for:

●	Eligibility to participate in bonus or incentive compensation plans that may be established by the Board from time to time applicable to Mr. Orlando’s services.

●	Eligibility to receive equity awards as determined by the Board, or a committee of the Board, composed in compliance with the corporate governance standards of any applicable listing exchange.

On September 9, 2019, the Company entered into a stock purchase agreement, by and between Garmin International, Inc., the Company and Fit Pay, Inc., a wholly owned subsidiary of the Company, pursuant to which the Company sold and transferred all of the issued and outstanding shares of capital stock of Fit Pay, Inc. to Garmin International (the “Sale”). In connection with the Sale, our employment agreement with Mr. Orlando became the obligation of Garmin International, Inc.

We do not have employment agreements with Vincent S. Miceli, our President, Chief Executive Officer and Chief Financial Officer, or David Tunnell, our Chief Technology Officer.

Other Compensation

Other than as described above, there were no post-employment compensation, pension or nonqualified deferred compensation benefits earned by our Named Executive Officers during the years ended December 31, 2019 and 2018. We do not have any retirement, pension or profit-sharing programs for the benefit of our directors, officers or other employees. The Board may recommend adoption of one or more such programs in the future.

Outstanding Equity Awards at 2019 Fiscal Year End

The following table provides information relating to the vested and unvested option and stock awards held by our named executive officers as of December 31, 2019. Each award to each named executive officer is shown separately, with a footnote describing the award’s vesting schedule.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Option (# Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units Or Other Rights That Have Not Vested ($)
Gino Pereira (1)	-	-	-	-	-	-	$	-	$-
Vincent S. Miceli (2)	-	-	-	-	-	-	$	110,000	$49,500
Michael J. Orlando (3)	-	-	-	-	-	-	$	-	$-
Stanley E. Washington (4)	-	-	-	-	-	-	$	-	$-

(1)	Effective September 13, 2019, Mr. Pereira resigned as Chief Executive Officer and a director of the Company. Mr. Pereira’s unvested shares as of September 13, 2019 were forfeited upon his resignation.
(2)	The unvested stock awards will vest ratably in 2020.
(3)	Effective September 10, 2019, Mr. Orlando resigned as Chief Operating Officer of the Company. Mr. Orlando’s unvested shares as of September 10, 2019 were forfeited upon his resignation.
(4)	All unvested stock awards vested prior to Mr. Washington’s resignation as an employee of the Company on May 31, 2019.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, during the Company’s past two fiscal years and since the last fiscal year, there have been no transactions, whether directly or indirectly, between us and any of our officers, directors, beneficial owners of more than 5% of our outstanding Common Stock or their family members that exceeded the lesser of (i) $120,000 or (ii) one percent (1%) of the average of our total assets at year end.

During the year ended December 31, 2018, we recognized revenue of $737,993 from WorldVentures Holdings, LLC (“WVH”), a related party. Dr. D’Almada-Remedios, a director of the Company, was the former Chief Executive Officer of Flye Inc., a payment technology company owned by WVH. In addition, our accounts receivable, net balance at December 31, 2018 included $0, due from WVH. The business with WVH is included as part of our discontinued operations for the year ended December 31, 2018.

Our Audit Committee considers and approves or disapproves any related person transaction as required by Nasdaq Stock Market regulations. The Audit Committee only approves those related party transactions that are on terms comparable to, or more beneficial to us than, those that could be obtained in arm’s length dealings with an unrelated third party.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent (10%) of the Common Stock to file with the SEC the initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Specific due dates for such reports have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file reports by such dates during fiscal year 2019. During the fiscal year ended December 31, 2019, we believe that all reports required to be filed by such persons pursuant to Section 16(a) were filed on a timely basis, with the exception of our officers, directors and greater than 10 percent (10%) beneficial owners listed in the table below:

Name	Form	Description
Daniel P. Sharkey	4	Four (4) transactions were not reported on a timely basis (upon the acquisition of shares of common stock that were received as compensation for the reporting person’s service as a member of the Board of Directors).
John Bendheim	4	Two (2) transactions were not reported (upon the acquisition of shares of common stock that were received as compensation for the reporting person’s service as a member of the Board of Directors).
Robert A. Curtis	4	Four (4) transactions were not reported on a timely basis (upon the acquisition of shares of common stock that were received as compensation for the reporting person’s service as a member of the Board of Directors).
David R. Gust	4	Four (4) transactions were not reported on a timely basis (upon the acquisition of shares of common stock that were received as compensation for the reporting person’s service as a member of the Board of Directors).
Michael J. D’Almada-Remedios	4	Four (4) transactions were not reported (upon the acquisition of shares of common stock that were received as compensation for the reporting person’s service as a member of the Board of Directors).

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

Role of the Audit Committee

The Audit Committee’s primary responsibilities fall into three (3) broad categories:

First, the Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside auditors about draft annual financial statements and key accounting and reporting matters;

Second, the Audit Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

Third, the Audit Committee reviews financial reporting, policies, procedures, and internal controls of the Company.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. In overseeing the preparation of the Company’s financial statements, the Audit Committee met with management and the Company’s outside auditors, including meetings with the Company’s outside auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

With respect to the Company’s outside auditors, the Audit Committee, among other things, discussed with Marcum LLP matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Recommendations of the Audit Committee.  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the Securities and Exchange Commission.

This Audit Report has been furnished by the Audit Committee of the Board of Directors.

Daniel P. Sharkey, Chairman

David R. Gust

Robert A. Curtis

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Proposal No. 2)

Marcum LLP (“Marcum”) has served as our independent registered public accounting firm since April 21, 2016 and has been appointed by the Audit Committee of the Board to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

At the Annual Meeting, the stockholders will vote on a proposal to ratify this selection of an independent registered public accounting firm. If this ratification is not approved by the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter, the Board will reconsider its selection of an independent registered public accounting firm.

Marcum has no interest, financial or otherwise, in our Company. We do not currently expect a representative of Marcum to physically attend the Annual Meeting, however, it is anticipated that a Marcum representative will be available to participate in the Annual Meeting via telephone in the event he or she wishes to make a statement, or in order to respond to appropriate questions.

	For the Year Ended December 31,
	2019	2018
Audit fees(1)	$216,435	$286,192
Audit-related fees	$-	-
Tax fees	-	-
All other fees	-	-
Total fees	$216,435	$286,192

(1)	Audit fees were for professional services rendered for the audits of the financial statements of the Company, assistance with review of documents filed with the SEC, consents, and other assistance required to be performed by our independent registered public account firm.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountant

Our Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement of such firm with respect to such services. The Chairman of the Audit Committee has been delegated the authority by such committee to pre-approve interim services by the independent registered public accounting firm other than the annual audit. The Chairman of our Audit Committee must report all such pre-approvals to the entire Audit Committee at the next Audit Committee meeting.

Vote Required and Recommendation

Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, or applicable Delaware law), the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the shares of Common Stock and Series C Preferred Stock, in the aggregate, outstanding on the Record Date and entitled to vote on the matter will be required to ratify the Board’s selection of Marcum as our independent registered public accountants for the fiscal year ending December 31, 2020.

At the Annual Meeting a vote will be taken on a proposal to ratify the selection of Marcum LLP as our independent registered public accountants for the fiscal year ending December 31, 2020.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION

OF THE SELECTION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

PROPOSAL TO AUTHORIZE THE

BOARD OF DIRECTORS TO AMEND THE COMPANY’S

CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR

OUTSTANDING COMMON STOCK

(Proposal No. 3)

Summary

Our Board has unanimously approved a proposal to amend the Certificate of Incorporation to effect a reverse stock split of all of our outstanding shares of Common Stock by a ratio in the range of one-for-three to one-for-ten (the “Common Stock Reverse Stock Split”). The proposal provides that our Board shall have sole discretion pursuant to Section 242(c) of Delaware General Corporation Law (the “DGCL”) to elect, as it determines to be in the Company’s best interests, solely for the purpose of maintaining the listing of our Common Stock on the Nasdaq Capital Market, whether or not to effect the Common Stock Reverse Stock Split before the Company’s 2021 Annual Meeting of Stockholders. The Company’s stockholders previously approved a similar amendment in connection with the 2019 Annual Meeting of Stockholders. Originally intended to be utilized prior to May 18, 2020, the Board elected not to implement the reverse stock split at that time owing to the Common Stock’s volatility during the middle of the COVID-19 pandemic, coupled with the relaxing of the Minimum Bid Price Requirement (defined below) by Nasdaq through June 30, 2020. The proposal also provides that the Board’s authority to effect the Common Stock Reverse Stock Split is conditioned on the Board implementing the Series C Preferred Reverse Stock Split at the same ratio at which the Common Stock Reverse Stock Split is implemented. Therefore, if Proposal No. 4 is not approved or, even if approved, if the Board does not otherwise elect to implement the Series C Preferred Stock Split at the same ratio, then the Board shall not have authority to effect the Common Stock Reverse Stock Split pursuant to this Proposal No. 3.

Should the Board proceed with the Common Stock Reverse Stock Split, the exact ratio shall be set at a whole number within the above range as determined by our Board in its sole discretion. Our Board believes that the availability of alternative reverse stock split ratios will provide it with the flexibility to implement the Common Stock Reverse Stock Split in a manner designed to maximize the anticipated benefits for the Company and its stockholders. In determining whether to implement the Common Stock Reverse Stock Split following the receipt of stockholder approval, our Board may consider, among other things, factors such as:

●	the historical trading price and trading volume of our Common Stock;

●	the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Common Stock Reverse Stock Split on the trading market for our Common Stock;

●	our ability to have our shares of Common Stock remain listed on the Nasdaq Capital Market;

●	the anticipated impact of the Common Stock Reverse Stock Split on our ability to raise additional financing; and

●	prevailing general market and economic conditions.

If our Board determines, in its sole discretion, that effecting the Common Stock Reverse Stock Split is necessary to maintain the listing of our Common Stock on the Nasdaq Capital Market and it is also in our best interest, the Common Stock Reverse Stock Split will become effective upon filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The amendment filed thereby will set forth the number of shares of Common Stock to be combined into one share of our Common Stock, within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each common stockholder will hold the same percentage of our outstanding Common Stock immediately following the Common Stock Reverse Stock Split as such common stockholder holds immediately prior to the Common Stock Reverse Stock Split. Additionally, assuming that the Series C Preferred Reverse Stock Split is implemented by the Board at the same ratio as the Common Stock Reverse Stock Split, each common stockholder will hold the same percentage of our outstanding Common Stock and Series C Preferred Stock, in the aggregate, immediately following the Common Stock Reverse Stock Split as such common stockholder holds immediately prior to the Common Stock Reverse Stock Split.

The text of the form of amendment to the Certificate of Incorporation, which would be filed with the Secretary of State of the State of Delaware to effect the Common Stock Reverse Stock Split, is set forth in Appendix A to this Proxy Statement. The text of the form of amendment accompanying this Proxy Statement is, however, subject to amendment to reflect the exact ratio for the Common Stock Reverse Stock Split and any changes that may be required by the office of the Secretary of State of the State of Delaware or that the Board may determine to be necessary or advisable ultimately to comply with applicable law and to effect the Common Stock Reverse Stock Split.

Our Board believes that approval of the amendment to the Certificate of Incorporation to effect the Common Stock Reverse Stock Split is in the best interests of the Company and our stockholders and has unanimously recommended that the proposed amendment be presented to our stockholders for approval.

Board Discretion to Implement the Common Stock Reverse Stock Split

The Common Stock Reverse Stock Split will be effected, if at all, only upon a determination by our Board that the Common Stock Reverse Stock Split (with an exchange ratio determined by our Board as described above) is necessary to maintain the listing of our Common Stock on the Nasdaq Capital Market and is also in the best interests of the Company and its stockholders. Such determination shall be based upon certain factors, including, but not limited to, the historical trading price and trading volume of our Common Stock, the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Common Stock Reverse Stock Split on the trading market for our Common Stock, our ability to have our shares of Common Stock remain listed on the Nasdaq Capital Market, the anticipated impact of the Common Stock Reverse Stock Split on our ability to raise additional financing; and prevailing general market and economic conditions. No further action on the part of stockholders would be required to either implement or not implement the Common Stock Reverse Stock Split. If our stockholders approve the proposal, and the Board determines to effect the Common Stock Reverse Stock Split, we would communicate to the public, prior to the Effective Date (as defined below), additional details regarding the Common Stock Reverse Stock Split, including the specific ratio selected by the Board. Notwithstanding the foregoing, the Board’s authority to effect the Reverse Stock Split is conditioned on the Board’s also implementing the Series C Preferred Reverse Stock Split at the same ratio as implemented with respect to the Common Stock Reverse Stock Split. Therefore, if Proposal No. 4 is not approved, or, even if approved, if the Board does not otherwise elect to implement the Series C Preferred Stock Split at the same ratio, then the Board shall not have authority to effect the Common Stock Reverse Stock Split pursuant to this Proposal No. 3.

If the Board does not implement the Common Stock Reverse Stock Split prior to the Company’s 2021 Annual Meeting of Stockholders, the authority granted in this proposal to implement the Common Stock Reverse Stock Split will terminate. The Board is requesting authorization to implement the Common Stock Reverse Stock Split up until such time in the event the Company needs to utilize this Proposal No. 3 in order to regain compliance with the minimum bid price requirement of $1.00 per share for continued listing of our Common Stock on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) (described below under “Purpose of the Common Stock Reverse Stock Split”). The Board of Directors would only want to implement the Common Stock Reverse Stock Split to regain compliance with the Minimum Bid Price Requirement in order to remain listed on the Nasdaq Capital Market. As such, the Board reserves its right to elect not to proceed with the Common Stock Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the Company’s best interest. In the event that the stock price of our Common Stock satisfies the Minimum Bid Price Requirement for at least ten (10) consecutive trading days, without requiring the Common Stock Reverse Stock Split, then the Board may not implement the Common Stock Reverse Stock Split unless it becomes necessary at some point later in the future.

Effective Date

If the proposed amendment to the Certificate of Incorporation to give effect to the Common Stock Reverse Stock Split is approved at the Annual Meeting and the Board determines to effect the Common Stock Reverse Stock Split, subject to the conditions set out in this Proposal No. 3, then the Common Stock Reverse Stock Split will become effective as of 5:30 p.m. Eastern Time on the effective date of the certificate of amendment to our Certificate of Incorporation with the office of the Secretary of State of the State of Delaware, which we would expect to be the date of filing (the “Effective Date”). Except as explained below with respect to fractional shares, each issued share of Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Common Stock, based on the exchange ratio within the approved range determined by the Board.

Purpose of the Reverse Stock Split

The sole purpose for the Common Stock Reverse Stock Split is based on the Board’s belief that the Common Stock Reverse Stock Split will be necessary to maintain the listing of our Common Stock on the Nasdaq Capital Market. In the event that the Board, in its sole discretion, determines to implement the Common Stock Reverse Stock Split for such purpose, subject to the conditions set out in this Proposal No. 3, the Board believes that the Common Stock Reverse Stock Split could also improve the marketability and liquidity of the Common Stock.

Maintain our listing on the Nasdaq Capital Market. Our Common Stock is traded on the Nasdaq Capital Market. On May 24, 2019, the Company received notice from Nasdaq that it no longer satisfied the Minimum Bid Price Requirement and had 180 calendar days from the date therein to regain compliance. On November 21, 2019, the Company received a second notice from Nasdaq indicating that, while the Company had not regained compliance with the Minimum Bid Price Requirement, Nasdaq had determined that the Company was eligible for an additional 180-day period, or until May 18, 2020, to regain compliance. However, on April 17, 2020, the Company received notice from Nasdaq that the 180-day grace period to regain compliance with the Minimum Bid Price Requirement under applicable Nasdaq rules was extended due to the global market impact caused by COVID-19. More specifically, Nasdaq stated that the compliance periods for any company previously notified about non-compliance would be suspended effective April 16, 2020, through June 30, 2020. On July 1, 2020, companies would receive the balance of any pending compliance period exception to come back into compliance with the applicable Minimum Bid Price Requirement. As a result of this extension, the Company had until August 3, 2020 to regain compliance with the Minimum Bid Price Requirement. Since the Company did not satisfy the Minimum Bid Price Requirement by August 3, 2020, the Company received written notification (the “Letter”) from Nasdaq that the Company’s shares of Common Stock would be delisted, unless the Company requested a hearing to appeal Nasdaq’s determination. On August 6, 2020, the Company requested a hearing before the Nasdaq Hearings Panel (the “Hearings Panel”) to appeal the Letter and, on August 7, 2020, Nasdaq notified the Company that a hearing is scheduled for September 10, 2020. The Company will provide the Hearings Panel with a plan to regain compliance with the Minimum Bid Price Requirement while requesting additional time to effect compliance with the Minimum Bid Price Requirement either organically or by securing authorization for the Common Stock Reverse Stock Split. We can give no assurance that the Hearings Panel will grant our request to continue the listing of our shares of Common Stock on the Nasdaq Capital Market.

A similar proposal was approved by our stockholders at the 2019 Annual Meeting of Stockholders, which was originally held on December 17, 2019 and adjourned to January 17, 2020, which gave the Board authority to amend the Certificate of Incorporation to effect a reverse stock split of all of our outstanding shares of Common Stock, by a ratio in the range of one-for-three to one-for-fifteen, until May 18, 2020, which was the original date by which Nasdaq had advised the Company it needed to achieve compliance with the Minimum Bid Price Requirement (the “2019 Approved Reverse Stock Split”). Despite Nasdaq’s unforeseen action that provided an extension for all exchange listed companies that were not in compliance with this requirement, which effectively extended the Company’s 180-day grace period to August 3, 2020 to regain compliance with the Minimum Bid Price Requirement, the Board’s authority expired on May 18, 2020 to authorize the 2019 Approved Reverse Stock Split. The volatility that the stock market experienced during the height of the COVID-19 pandemic, including the weeks and months leading up to May 18, 2020, resulted in the determination that it was not in the best interests of the Company and its stockholders to effect the 2019 Approved Reverse Stock Split at that time. In the event the Hearings Panel grants our request to continue the listing of our shares of Common Stock on the Nasdaq Capital Market, the Company believes that providing the Board until the 2021 Annual Meeting to authorize the Common Stock Reverse Stock Split will be a sufficient amount of time for the Board to select the ratio that will enable the Company to achieve and maintain compliance with the Minimum Bid Price Requirement and that will be in the best interests of the Company and its stockholders.

In the event the Hearings Panel grants our request to continue the listing of our shares of Common Stock on the Nasdaq Capital Market, the Company will be required to comply with all of the conditions established by the Hearings Panel in order to regain compliance with the Minimum Bid Price Requirement, otherwise our Common Stock will be delisted by Nasdaq. As of the date of this Proxy Statement, our stock price has not had a minimum bid price of at least $1.00 for at least ten (10) consecutive trading days. In the event that our stock price satisfies the Minimum Bid Price Requirement for at least ten (10) consecutive trading days without requiring the Common Stock Reverse Stock Split, the Board may not immediately implement the Common Stock Reverse Stock Split.

The Board has considered the potential harm to the Company and its stockholders should Nasdaq delist our Common Stock from the Nasdaq Capital Market. Delisting our Common Stock could adversely affect the liquidity of our Common Stock because alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. The Board of Directors believes that the Common Stock Reverse Stock Split is a potentially effective means for us to maintain compliance with the rules of Nasdaq and to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from the Nasdaq Capital Market by producing the immediate effect of increasing the bid price of our Common Stock.

Improve the marketability and liquidity of the Common Stock. In the event the Board elects to implement the Common Stock Reverse Stock Split in order to avoid the delisting of our Common Stock from the Nasdaq Capital Market, we also believe that the increased market price of our Common Stock expected as a result of implementing the Common Stock Reverse Stock Split will improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock. The Common Stock Reverse Stock Split could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our Common Stock. The Common Stock Reverse Stock Split could also help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted, however, that the liquidity of our Common Stock may in fact be adversely affected by the proposed Common Stock Reverse Stock Split given the reduced number of shares of Common Stock that would be outstanding after the Common Stock Reverse Stock Split.

For the above reasons, we believe that providing the Board with the ability to effect the Common Stock Reverse Stock Split, in the event that it determines, in its sole discretion, that implementing the Common Stock Reverse Stock Split will help us regain and maintain compliance with the Nasdaq listing requirements and, as a result, could also improve the marketability and liquidity of our Common Stock, is in the best interests of the Company and our stockholders. However, regardless as to whether or not the Board believes that implementing the Common Stock Reverse Stock Split could help us regain and maintain compliance with the Nasdaq listing requirements, the Board of Directors reserves the right not to implement the Common Stock Reverse Stock Split if it determines, in its sole discretion, that it otherwise would not be in our and our stockholders’ best interests.

Risks of the Common Stock Reverse Stock Split

We cannot assure you that the proposed Common Stock Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with the rules of Nasdaq. The Board of Directors expects that the Common Stock Reverse Stock Split of our Common Stock will increase the market price of our Common Stock so that we are able to regain and maintain compliance with the Minimum Bid Price Requirement. However, the effect of the Common Stock Reverse Stock Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied. Under applicable Nasdaq rules, in order to regain compliance with the Minimum Bid Price Requirement and maintain our listing on the Nasdaq Capital Market, the $1.00 closing bid price must be maintained for a minimum of ten (10) consecutive trading days. In determining whether to monitor bid price beyond ten trading days, Nasdaq will consider the following four factors: (1) margin of compliance (the amount by which the price is above the $1.00 minimum standard); (2) trading volume (a lack of trading volume may indicate a lack of bona fide market interest in the security at the posted bid price); (3) the market maker montage (the number of market makers quoting at or above $1.00 and the size of their quotes); and (4) the trend of the stock price. Accordingly, we cannot assure you that we will be able to maintain our Nasdaq listing after the Common Stock Reverse Stock Split is effected or that the market price per share after the Common Stock Reverse Stock Split will exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time.

It is possible that the per share price of our Common Stock after the Common Stock Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Common Stock Reverse Stock Split, and the market price per post-Common Stock Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Common Stock Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if we effect the Common Stock Reverse Stock Split, the market price of our Common Stock may decrease due to factors unrelated to the Common Stock Reverse Stock Split. In any case, the market price of our Common Stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Common Stock Reverse Stock Split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Common Stock Reverse Stock Split. Even if the market price per post-Common Stock Reverse Stock Split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum stockholders’ equity, the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders.

The Common Stock Reverse Stock Split may decrease the liquidity of our Common Stock. The liquidity of our Common Stock may be harmed by the Common Stock Reverse Stock Split given the reduced number of shares of Common Stock that would be outstanding after the Common Stock Reverse Stock Split, particularly if the stock price does not increase as a result of the Common Stock Reverse Stock Split. In addition, investors might consider the increased proportion of unissued authorized shares of Common Stock to issued shares to have an anti-takeover effect under certain circumstances, because the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the Common Stock Reverse Stock Split to have any anti-takeover effects.

Principal Effects of the Common Stock Reverse Stock Split

Common Stock. If this proposal is approved by the stockholders at the Annual Meeting and the Board determines to effect the Common Stock Reverse Stock Split, subject to the conditions set out in this Proposal No. 3, and thus amend the Certificate of Incorporation, the Company will file a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. Except for adjustments that may result from the treatment of fractional shares as described below, each issued share of Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Common Stock based on the exchange ratio within the approved range determined by the Board. In addition, proportional adjustments will be made to the maximum number of shares of Common Stock issuable under, and other terms of, our stock plans, as well as to the number of shares of Common Stock issuable under, and the exercise price of, our outstanding options and warrants.

Except for adjustments that may result from the treatment of fractional shares of Common Stock as described below, because the Common Stock Reverse Stock Split would apply to all issued shares of our Common Stock and it is a condition to the Board’s implementation of the Common Stock Reverse Stock Split that the Board also implement the Series C Preferred Reverse Stock Split at the same ratio that the Board sets for the Common Stock Reverse Stock Split, as described in Proposal No. 4, the Common Stock Reverse Stock Split would not alter the relative rights and preferences of our existing stockholders nor affect any stockholder’s proportionate equity interest in the Company. For example, a holder of two percent (2%) of the voting power of the outstanding shares of our Common Stock and Series C Preferred Stock, in the aggregate, immediately prior to the effectiveness of the Common Stock Reverse Stock Split will generally continue to hold two percent (2%) of the voting power of the outstanding shares of our Common Stock and Series C Preferred Stock, in the aggregate, immediately after the Common Stock Reverse Stock Split. Moreover, the number of stockholders of record of the Company’s Common Stock and Series C Preferred Stock will not be affected by the Common Stock Reverse Stock Split. The amendment to the Certificate of Incorporation itself would not change the number of authorized shares of our Common Stock. The Common Stock Reverse Stock Split will have the effect of creating additional unreserved shares of our authorized Common Stock. Although at present we have no current arrangements or understandings providing for the issuance of the additional shares of Common Stock that would be made available for issuance upon effectiveness of the Common Stock Reverse Stock Split, other than those shares needed to satisfy the conversion and/or exercise of the Company’s outstanding convertible notes, convertible preferred stock, warrants and options, these additional shares of Common Stock may be used by us for various purposes in the future without further stockholder approval, including, among other things:

●	raising capital to fund our operations and to continue as a going concern;

●	establishing strategic relationships with other companies;

●	providing equity incentives to our employees, officers or directors; and

●	expanding our business or product lines through the acquisition of other businesses or products.

While the Common Stock Reverse Stock Split will make additional shares of Common Stock available for the Company to use in connection with the foregoing, the sole purpose of the Common Stock Reverse Stock Split is to increase our stock price in order to regain and maintain compliance with the Minimum Bid Price Requirement, which compliance will be the sole factor in determining the ratio of the Common Stock Reverse Stock Split.

Effect on Employee Plans, Options, Restricted Stock Awards and Convertible or Exchangeable Securities. Pursuant to the terms of the 2013 Long Term Incentive Plan and the 2017 Stock Incentive Plan (collectively, the “Plans”), the Board or a committee thereof, as applicable, will adjust the number of shares of Common Stock available for future grant under the Plans, the number of shares of Common Stock underlying outstanding awards, the exercise price per share of outstanding stock options, and other terms of outstanding awards issued pursuant to the Plans to equitably reflect the effects of the Common Stock Reverse Stock Split. Based upon the Common Stock Reverse Stock Split ratio determined by the Board, proportionate adjustments are also generally required to be made to the per share exercise price and the number of shares of Common Stock issuable upon the exercise or conversion of outstanding options, and any convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, and convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Common Stock Reverse Stock Split as was the case immediately preceding the Common Stock Reverse Stock Split. The number of shares of Common Stock subject to restricted stock awards and restricted stock units will be similarly adjusted, subject to our treatment of fractional shares of Common Stock. The number of shares of Common Stock reserved for issuance pursuant to these securities and our Plans will be adjusted proportionately based upon the Common Stock Reverse Stock Split ratio determined by the Board of Directors, subject to our treatment of fractional shares of Common Stock.

Listing. Our shares of Common Stock currently trade on the Nasdaq Capital Market. The Common Stock Reverse Stock Split will not directly affect the listing of our Common Stock on the Nasdaq Capital Market, although we believe that the Common Stock Reverse Stock Split could potentially increase our stock price, facilitating compliance with the Minimum Bid Price Requirement. Following the Common Stock Reverse Stock Split, our Common Stock will continue to be listed on the Nasdaq Capital Market under the symbol “NXTD,” although our Common Stock would have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our Common Stock.

“Public Company” Status. Our Common Stock is currently registered under Section 12(b) and 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the “public company” periodic reporting and other requirements of the Exchange Act. The proposed Common Stock Reverse Stock Split will not affect our status as a public company or this registration under the Exchange Act. The Common Stock Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Odd Lot Transactions. It is likely that some of our stockholders will own “odd-lots” of less than 100 shares of Common Stock following the Common Stock Reverse Stock Split. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, and generally may be more difficult than a “round lot” sale. Therefore, those stockholders who own less than 100 shares of Common Stock following the Common Stock Reverse Stock Split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares of Common Stock.

Authorized but Unissued Shares; Potential Anti-Takeover Effects. Our Certificate of Incorporation presently authorizes 100,000,000 shares of Common Stock and 10,000,000 shares of blank check preferred stock, par value $0.0001 per share. The Common Stock Reverse Stock Split would not change the number of authorized shares of the Common Stock, although the Common Stock Reverse Stock Split would decrease the number of issued and outstanding shares of Common Stock. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares of Common Stock remaining available for issuance by us in the future would increase.

Such additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as issuances of Common Stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for Common Stock. We believe that the availability of the additional shares of Common Stock will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of Common Stock to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares of Common Stock for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Delaware law and Nasdaq rules. If we issue additional shares of Common Stock for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially.

The additional shares of our Common Stock that would become available for issuance upon an effective Common Stock Reverse Stock Split could also be used by us to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of our management, including any transaction that may be favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares of Common Stock over then-current market prices or benefit in some other manner. Although the increased proportion of authorized but unissued shares of Common Stock to issued shares of Common Stock could, under certain circumstances, have an anti-takeover effect, the Common Stock Reverse Stock Split is not being proposed in order to respond to a hostile takeover attempt or to an attempt to obtain control of the Company.

Fractional Shares

We will not issue fractional certificates for post-Common Stock Reverse Stock Split shares of Common Stock in connection with the Common Stock Reverse Stock Split. To the extent any holders of pre-Common Stock Reverse Stock Split shares of Common Stock are entitled to fractional shares of Common Stock as a result of the Common Stock Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares of Common Stock.

No Dissenters’ Rights

Under Delaware law, our stockholders would not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the Common Stock Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the Common Stock Reverse Stock Split. It does not address any state, local or foreign income or other tax consequences, which, depending upon the jurisdiction and the status of the stockholder/taxpayer, may vary from the United States federal income tax consequences. It applies to you only if you held pre-Common Stock Reverse Stock Split shares of Common Stock as capital assets for United States federal income tax purposes. This discussion does not apply to you if you are a member of a class of our stockholders subject to special rules, such as (a) a dealer in securities or currencies, (b) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (c) a bank, (d) a life insurance company, (e) a tax-exempt organization, (f) a person that owns shares of Common Stock that are a hedge, or that are hedged, against interest rate risks, (g) a person who owns shares of Common Stock as part of a straddle or conversion transaction for tax purposes or (h) a person whose functional currency for tax purposes is not the U.S. dollar. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing, temporary and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as of the date hereof. These laws, regulations and other guidance are subject to change, possibly on a retroactive basis. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the Common Stock Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE COMMON STOCK REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax Consequences to United States Holders of Common Stock. A United States holder, as used herein, is a stockholder who or that is, for United States federal income tax purposes: (a) a citizen or individual resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion applies only to United States holders.

Except for adjustments that may result from the treatment of fractional shares of Common Stock as described above, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Common Stock Reverse Stock Split shares of Common Stock for post-Common Stock Reverse Stock Split shares of Common Stock pursuant to the Common Stock Reverse Stock Split, and the aggregate adjusted basis of the post-Common Stock Reverse Stock Split shares of Common Stock received will be the same as the aggregate adjusted basis of the Common Stock exchanged for such new shares. The stockholder’s holding period for the post-Common Stock Reverse Stock Split shares of Common Stock will include the period during which the stockholder held the pre-Common Stock Reverse Stock Split shares of Common Stock surrendered.

Accounting Consequences

Following the Effective Date of the Common Stock Reverse Stock Split, if any, the net income or loss and net book value per share of Common Stock will be increased because there will be fewer shares of the Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Common Stock Reverse Stock Split.

Exchange of Stock Certificates

As of the Effective Date, each certificate representing shares of our Common Stock outstanding before the Common Stock Reverse Stock Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the Common Stock Reverse Stock Split. All shares underlying options, warrants and other securities exchangeable or exercisable for or convertible into Common Stock also automatically will be adjusted on the Effective Date.

Our transfer agent, Continental Stock Transfer & Trust Company, will act as the exchange agent for purposes of exchanging stock certificates subsequent to the Common Stock Reverse Stock Split. Shortly after the Effective Date, stockholders of record will receive written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Common Stock Reverse Stock Split. Certificates representing shares of Common Stock issued in connection with the Common Stock Reverse Stock Split will continue to bear the same restrictive legends, if any, that were borne by the surrendered certificates representing the shares of Common Stock outstanding prior to the Common Stock Reverse Stock Split. No new certificates will be issued until such stockholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrendered, each certificate representing shares of Common Stock outstanding before the Common Stock Reverse Stock Split would continue to be valid and would represent the adjusted number of shares of Common Stock, based on the ratio of the Common Stock Reverse Stock Split.

Any stockholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-Common Stock Reverse Stock Split shares of Common Stock upon compliance with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the exchange agent.

Upon the Common Stock Reverse Stock Split, we intend to treat stockholders holding our Common Stock in “street name”, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares of Common Stock are registered in their names. Banks, brokers and other nominees will be instructed to effect the Common Stock Reverse Stock Split for their beneficial holders holding our Common Stock in “street name”. However, such banks, brokers and other nominees may have different procedures than registered stockholders for processing the Common Stock Reverse Stock Split. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

If any certificates for shares of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, the stockholder requesting the reissuance will be required to pay to us any transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable and, in addition, (a) the transfer must comply with all applicable federal and state securities laws, and (b) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

Book-Entry

The Company’s registered stockholders may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts.

●	If you hold registered shares of Common Stock in book-entry form, you do not need to take any action to receive your post-Common Stock Reverse Stock Split shares of Common Stock in registered book-entry form.

●	If you are entitled to post-Common Stock Reverse Stock Split shares of Common Stock, a transaction statement will automatically be sent to your address of record by our transfer agent as soon as practicable after the Effective Date indicating the number of shares of Common Stock that you hold.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock and equity awards granted to them under our equity incentive plans.

Vote Required and Recommendation

Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation or applicable Delaware law), the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the shares of Common Stock and Series C Preferred Stock, in the aggregate, outstanding on the Record Date and entitled to vote on the matter will be required to approve the Common Stock Reverse Stock Split.

At the Annual Meeting a vote will be taken on a proposal to amend the Company’s Certificate of Incorporation to effect the Common Stock Reverse Stock Split at the discretion of the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF

PROPOSAL NO. 3.

PROPOSAL TO AUTHORIZE THE

BOARD OF DIRECTORS TO AMEND THE COMPANY’S

CERTIFICATE OF INCORPORATION BY AMENDING THE SERIES C PREFERRED CERTIFICATE OF DESIGNATIONS TO
(i) EFFECT A REVERSE STOCK SPLIT OF OUR

OUTSTANDING SERIES C PREFERRED STOCK BY THE SAME RATIO THAT THE BOARD SELECTS FOR THE COMMON STOCK REVERSE STOCK SPLIT AND (ii) INCREASE THE STATED VALUE OF THE SERIES C PREFERRED STOCK BY THE SAME AMOUNT AS THE RATIO OF THE SERIES C PREFERRED REVERSE STOCK SPLIT

(Proposal No. 4)

Summary

Our Board has unanimously approved a proposal to amend the Certificate of Incorporation by amending the Series C Preferred Certificate of Designations to effect the Series C Preferred Reverse Stock Split by the same ratio that the Board selects for the Common Stock Reverse Stock Split. The proposal provides that our Board shall be required, pursuant to Section 242(b) of the DGCL, to effect the Series C Preferred Reverse Stock Split, if it determines to implement the Common Stock Reverse Stock Split describe in Proposal No. 3, solely for the purpose of maintaining the proportionate relationship of the Series C Preferred Stock to the Common Stock, at the same time the Board effects the Common Stock Reverse Stock Split, and in any event, before the Company’s 2021 Annual Meeting of Stockholders. The proposal also provides that the Board’s authority to effect the Series C Preferred Reverse Stock Split is conditioned on the Board’s implementing the Common Stock Reverse Stock Split at the same ratio as implemented with respect to the Series C Preferred Reverse Stock Split. Therefore, if Proposal No. 3 is not approved, or, even if approved, if the Board does not otherwise elect to implement the Common Stock Reverse Stock Split at the same ratio as the Series C Preferred Reverse Stock Split, then the Board shall not have authority to effect the Series C Preferred Reverse Stock Split pursuant to this Proposal No. 4.

Should the Board proceed with the Series C Preferred Reverse Stock Split, the same ratio that is set for the Common Stock Reverse Stock Split shall be set for the Series C Preferred Reverse Stock Split, so that the proportionate relationship of the Series C Preferred Stock to the Common Stock remains the same, and so that neither the ratio set for the Common Stock Reverse Stock Split, nor the ratio set for the Series C Preferred Reverse Stock Split, adversely affects the rights, preferences or privileges of the Series C Preferred Stock.

If our Board determines, in its sole discretion, that effecting the Series C Preferred Reverse Stock Split is necessary to maintain the proportionate relationship of the Series C Preferred Stock to the Common Stock and it is also in the best interests of the Company and our stockholders, then the Series C Preferred Stock Reverse Stock Split will become effective upon filing of an amendment to our Series C Preferred Certificate of Designations with the Secretary of State of the State of Delaware. The amendment filed thereby will set forth the number of shares of Series C Preferred Stock to be combined into one share of our Series C Preferred Stock, within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each holder of Series C Preferred Stock will hold (i) the same percentage of our outstanding Series C Preferred Stock and (ii) assuming the implementation of the Common Stock Reverse Stock Split, the same percentage of our outstanding Common Stock and Series C Preferred Stock, in the aggregate, immediately following the Series C Preferred Reverse Stock Split as such stockholder holds immediately prior to the Series C Preferred Stock Reverse Stock Split.

Additionally, our Board has unanimously approved a corresponding amendment to our Series C Preferred Certificate of Designations to increase the stated value of the Series C Preferred Stock by the same amount as the ratio of the Series C Preferred Reverse Stock Split so that the rights and preferences of the Series C Preferred Stock including, without limitation, the amount payable to them upon a redemption of the Series C Preferred Stock by the Company would not be affected by the Series C Preferred Reverse Stock Split. Any amendment increasing the stated value of the Series C Preferred Stock is solely conditioned on the implementation of the Series C Preferred Reverse Stock Split. In the event that the Series C Preferred Reverse Stock Split is not implemented by the Board, the amendment increasing the stated value of the Series C Preferred Stock shall not be implemented.

The text of the form of amendment to the Series C Preferred Certificate of Designations, which would be filed with the Secretary of State of the State of Delaware to effect (i) the Series C Preferred Reverse Stock Split and (ii) the increase in stated value of the Series C Preferred Stock, is set forth in Appendix B to this Proxy Statement. The text of the form of amendment accompanying this Proxy Statement is, however, subject to amendment to reflect the exact ratio for the Series C Preferred Reverse Stock Split and any changes that may be required by the office of the Secretary of State of the State of Delaware or that the Board may determine to be necessary or advisable ultimately to comply with applicable law and to effect the Series C Preferred Reverse Stock Split.

Our Board believes that approval of the amendments to the Series C Preferred Certificate of Designations to (i) effect the Series C Preferred Reverse Stock Split and (ii) increase the stated value of the Series C Preferred Stock is in the best interests of the Company and our stockholders and has unanimously recommended that the proposed amendment be presented to our stockholders for approval.

Implementation of the Series C Preferred Reverse Stock Split

The Series C Preferred Reverse Stock Split will be effected, if at all, only upon a determination by our Board to implement the Common Stock Reverse Stock Split, in which case the Board will also implement the Series C Preferred Reverse Stock Split (at the same ratio determined by our Board for the Common Stock Reverse Stock Split as described above) in order to maintain the proportionate relationship of the Series C Preferred Stock to the Common Stock. No further action on the part of stockholders would be required to implement the Series C Preferred Reverse Stock Split. If our stockholders approve the proposal, and the Board effects the Series C Preferred Reverse Stock Split, we would communicate to the public, prior to the Effective Date, additional details regarding the Series C Preferred Reverse Stock Split, including the specific ratio selected by the Board. Notwithstanding the foregoing, the Board’s authority to effect the Series C Preferred Reverse Stock Split is conditioned on the Board’s also implementing the Common Stock Reverse Stock Split at the same ratio as implemented with respect to the Series C Preferred Reverse Stock Split. Therefore, if Proposal No. 3 is not approved, or, even if approved, if the Board does not otherwise elect to implement the Common Stock Reverse Stock Split at the same ratio as the Series C Preferred Reverse Stock Split, then the Board shall not have authority to effect the Series C Preferred Reverse Stock Split pursuant to this Proposal No. 4.

If the Board does not implement the Series C Preferred Reverse Stock Split prior to the Company’s 2021 Annual Meeting of Stockholders, the authority granted in this proposal to implement the Series C Preferred Reverse Stock Split will terminate. The Board is requesting authorization to implement the Series C Preferred Reverse Stock Split up until such time in the event the Company needs to utilize this Proposal No. 4 in order to maintain the proportionate relationship of the Series C Preferred Stock to the Common Stock.

Increase in the Stated Value of the Series C Preferred Stock

The amendment to our Series C Certificate of Designations will be effected, if at all, only upon the implementation of the Series C Preferred Reverse Stock Split so that the rights and preferences of the Series C Preferred Stock including, without limitation, the amount payable to the holders of Series C Preferred Stock upon a redemption of the Series C Preferred Stock by the Company, would not be affected by the Series C Preferred Reverse Stock Split.

Effective Date

If the proposed amendment to the Certificate of Incorporation by amending the Series C Preferred Certificate of Designations to (i) give effect to the Series C Preferred Stock Reverse Stock Split and (ii) increase the stated value of the Series C Preferred Stock is approved at the Annual Meeting, and the Board effects the Series C Preferred Reverse Stock Split as a result of its determination to implement the Common Stock Reverse Stock Split, the Company will file the amendment to the Series C Preferred Certificate of Designations with the office of the Secretary of State of Delaware on the Effective Date and it will become effective as of 5:30 p.m. Eastern Time on the Effective Date. Except as explained below with respect to fractional shares, each issued share of Series C Preferred Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Series C Preferred Stock, based on the exchange ratio within the approved range determined by the Board.

Purpose of the Series C Preferred Reverse Stock Split

The sole purpose for the Series C Preferred Reverse Stock Split is based on the Board’s belief that the Series C Preferred Reverse Stock Split will be necessary to maintain the proportionate relationship of the Series C Preferred Stock to the Common Stock.

Principal Effects of the Series C Preferred Reverse Stock Split and Increase in the Stated Value of the Series C Preferred Stock

Series C Preferred Stock. If this proposal is approved by the stockholders at the Annual Meeting and the Board effects the Series C Preferred Reverse Stock Split, as a result of its determination to implement the Common Stock Reverse Stock Split, and thus amend the Certificate of Incorporation by amending the Series C Preferred Certificate of Designations, the Company will file a certificate of amendment to the Series C Preferred Certificate of Designations with the Secretary of State of the State of Delaware.

There is only one holder of our Series C Preferred Stock. Because the Series C Preferred Reverse Stock Split would be applied proportionately to the outstanding shares of Series C Preferred Stock as the application of the Common Stock Reverse Stock Split would be applied to the outstanding shares of Common Stock, the proposed Series C Preferred Reverse Stock Split would not alter the Series C Preferred stockholder’s percentage ownership of the outstanding shares of Series C Preferred Stock or the outstanding shares of Common Stock and Series C Preferred Stock, in the aggregate. Such holder will continue to hold one hundred percent (100%) of the voting power of the outstanding shares of our Series C Preferred Stock immediately after the Series C Preferred Reverse Stock Split. Such holder will also continue to hold the same percentage of the voting power of the outstanding shares of our Common Stock and Series C Preferred Stock, in the aggregate, after the Series C Preferred Reverse Stock Split. One (1) share of Series C Preferred Stock shall continue to carry the same voting rights as one (1) share of Common Stock. The amendment to the Series C Preferred Certificate of Designations would not change the number of authorized shares of our blank check preferred stock, par value $0.0001 per share, nor will it change the number of designated shares of Series C Preferred Stock. The Series C Preferred Reverse Stock Split will have the effect of creating unreserved designated shares of Series C Preferred Stock. We have no current arrangements or understandings providing for the issuance of the additional shares of Series C Preferred Stock that would be made available for issuance upon effectiveness of the Series C Preferred Reverse Stock Split; provided, however, if we plan to issue any additional shares of Series C Preferred Stock, pursuant to the provisions of the Series C Preferred Certificate of Designations, we would be required to obtain the approval of the holder of Series C Preferred Stock to do so.

Effect on Employee Plans, Options, Restricted Stock Awards and Convertible or Exchangeable Securities. We do not have any employee plans which provide for the issuance of our Series C Preferred Stock.

Listing. Our Series C Preferred Stock is not listed on any exchange and does not trade.

Authorized but Unissued Shares; Potential Anti-Takeover Effects. Our Certificate of Incorporation presently authorizes 10,000,000 shares of blank check preferred stock, par value $0.0001 per share, 2,000 shares of which are designated as Series C Preferred Stock. The Series C Preferred Reverse Stock Split would not change the number of authorized shares of the blank check preferred stock as designated. Therefore, because the number of issued and outstanding shares of Series C Preferred Stock would decrease, the number of shares of Series C Preferred Stock remaining available for issuance by us in the future would increase. We have no current arrangements or understandings providing for the issuance of the additional shares of Series C Preferred Stock that would be made available for issuance upon effectiveness of the Series C Preferred Reverse Stock Split; provided, however, if we plan to issue any additional shares of Series C Preferred Stock, pursuant to the provisions of the Series C Preferred Certificate of Designations, we would be required to obtain the approval of the holder of Series C Preferred Stock to do so.

Fractional Shares

We will not issue fractional certificates for post-Series C Preferred Reverse Stock Split shares of Series C Preferred Stock in connection with the Series C Preferred Reverse Stock Split. To the extent any holders of pre-Series C Preferred Reverse Stock Split shares of Series C Preferred Stock are entitled to fractional shares of Series C Preferred Stock as a result of the Series C Preferred Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares of Series C Preferred Stock.

No Dissenters’ Rights

Under Delaware law, our stockholders would not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the Series C Preferred Stock Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain United States Federal Income Tax Consequences

Holders of our shares of Series C Preferred Stock should consult with their personal tax advisors concerning any tax matters relating to the proposed Series C Preferred Reverse Stock Split and an increase in the stated value of the Series C Preferred Stock.

Exchange of Stock Certificates

The holders of shares of Series C Preferred Stock may, but shall not be required to, exchange each certificate representing shares of our Series C Preferred Stock outstanding before the Series C Preferred Reverse Stock Split for the reduced number of shares of our Series C Preferred Stock resulting from the Series C Preferred Reverse Stock Split. The Company will provide such new certificates upon a written request by a holder of Series C Preferred Stock accompanied by such holder’s pre-Series C Preferred Stock certificate being exchanged.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal.

Vote Required and Recommendation

Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation or applicable Delaware law), the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter will be required for approval.

Section 242(b) of the DGCL requires that we obtain the approval of the majority of the shares of Series C Preferred Stock outstanding and entitled to vote, separately as a class, in addition to the approval of the majority of the shares of Common Stock and Series C Preferred Stock outstanding and entitled to vote, in the aggregate, if we take any action that adversely affects the powers, preferences or rights of our Series C Preferred Stock. The provisions of our Series C Preferred Certificate of Designations requires that we obtain the approval of the holders of at least seventy percent (70%) of the outstanding shares of our Series C Preferred Stock, separately as a class, in addition to the approval of the majority of the shares of Common Stock and Series C Preferred Stock outstanding and entitled to vote, in the aggregate, if we take any action that adversely affects the rights, preferences or privileges of the holders of our Series C Preferred Stock. Such separate approval would also be required if we were increasing or reducing the number of shares designated as Series C Preferred Stock. Since neither the Common Stock Reverse Stock Split nor the Series C Preferred Reverse Stock Split can be implemented without the implementation of the other and since the ratio for each of the reverse stock splits is required to be the same and, further, since the stated value of the Series C Preferred Stock must be relatively increased by an amount equal to the ratio of the Series C Preferred Reverse Stock Split, the rights, preferences and privileges of the holder of the Series C Preferred Stock will not be affected adversely or disproportionately compared to the rights of the holders of our Common Stock. Additionally, we are not proposing to increase or reduce the number of shares designated as Series C Preferred Stock.

Accordingly, the affirmative vote of a majority of the shares of Common Stock and Series C Preferred Stock, in the aggregate, outstanding on the Record Date and entitled to vote on the matter will be required to (i) approve the Series C Preferred Reverse Stock Split and (ii) increase the stated value of the Series C Preferred Stock as stated herein.

At the Annual Meeting a vote will be taken on a proposal to amend the Company’s Certificate of Incorporation to effect (i) the Series C Preferred Reverse Stock Split and (ii) the increase of the stated value of the Series C Preferred Stock as provided herein.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF

PROPOSAL NO. 4.

FUTURE STOCKHOLDER PROPOSALS

The Board has not yet determined the date on which the next Annual Meeting of Stockholders will be held. Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the rules and regulations adopted by the SEC. Any proposal which an eligible stockholder desires to have included in our proxy statement and presented at the next Annual Meeting of Stockholders will be included in our proxy statement and related proxy card if it is received by us a reasonable time before we begin to print and send our proxy materials and if it complies with SEC rules regarding inclusion of proposals in proxy statements. In order to avoid controversy as to the date on which we receive a proposal, it is suggested that any stockholder who wishes to submit a proposal submit such proposal by certified mail, return receipt requested.

Other deadlines apply to the submission of stockholder proposals for the next Annual Meeting of Stockholders that are not required to be included in our proxy statement under SEC rules. With respect to these stockholder proposals for the next Annual Meeting of Stockholders, a stockholder’s notice must be received by us a reasonable time before we begin to print and send our proxy materials. The form of proxy distributed by the Board for such meeting will confer discretionary authority to vote on any such proposal not received by such date. If any such proposal is received by such date, the proxy statement for the meeting will provide advice on the nature of the matter and how we intend to exercise our discretion to vote on each such matter if it is presented at that meeting.

EXPENSES AND SOLICITATION

We will bear the costs of printing and mailing proxies. In addition to soliciting stockholders by mail or through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have shares of our Common Stock registered in the name of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders following the original solicitation.

OTHER BUSINESS

The Board knows of no other items that are likely to be brought before the Annual Meeting except those that are set forth in the foregoing Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, the persons designated on the enclosed proxy will vote in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be accessed at www.sec.gov. You are encouraged to review our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 30, 2020, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting our legal counsel, Sullivan & Worcester LLP, Attn: David E. Danovitch, Esq. at (212) 660-3060.

*************

It is important that the proxies be returned promptly and that your shares of Common Stock and/or Series C Preferred Stock be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card.

August 17, 2020	By Order of the Board of Directors,

/s/ Vincent S. Miceli
Vincent S. Miceli
Chief Executive Officer

Appendix A

FORM OF CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

NXT-ID, INC.

Nxt-ID, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The name of the Corporation is Nxt-ID, Inc.

SECOND: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation, as amended, and any amendments thereto (the “Certificate of Incorporation”), last amended by a certificate of amendment to the Certificate of Incorporation filed with the Secretary of State on September 9, 2016.

THIRD: A new Article 4(b) is added to the Certificate of Incorporation to provide in its entirety as follows:

“b) Upon the filing of this Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each ________ outstanding shares of Common Stock outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall be combined and converted into one (1) share of Common Stock (the “New Common Stock”) based on a ratio of one share of New Common Stock for each _____ shares of Old Common Stock (the “Reverse Split Ratio”). This reverse stock split (the “Reverse Split”) of the outstanding shares of Common Stock shall not affect the total number of shares of capital stock, including the Common Stock, that the Company is authorized to issue, which shall remain as set forth under this Article 4.

The Reverse Split shall occur without any further action on the part of the Corporation or the holders of shares of New Common Stock and whether or not certificates representing such holders’ shares prior to the Reverse Split are surrendered for cancellation. No fractional interest in a share of New Common Stock shall be deliverable upon the Reverse Split, all of which shares of New Common Stock be rounded up to the nearest whole number of such shares. All references to “Common Stock” in these Articles shall be to the New Common Stock.

The Reverse Split will be effectuated on a stockholder-by-stockholder (as opposed to certificate-by-certificate) basis, except that the Reverse Split will be effectuated on a certificate-by-certificate basis for shares held by registered holders. For shares held in certificated form, certificates dated as of a date prior to the Effective Time representing outstanding shares of Old Common Stock shall, after the Effective Time, represent a number of shares of New Common Stock as is reflected on the face of such certificates for the Old Common Stock, divided by the Reverse Split Ratio and rounded up to the nearest whole number. The Corporation shall not be obligated to issue new certificates evidencing the shares of New Common Stock outstanding as a result of the Reverse Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

FOURTH: This amendment was duly adopted in accordance with the provisions of Sections 212 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: This Certificate of Amendment shall be effective as of New York Time on the date written below.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this     day of        , 202  .

NXT-ID, INC.

By:	/s/ Vincent S. Miceli
Name:	Vincent S. Miceli
Title:	Chief Executive Officer

A-1

Appendix B

FORM OF CERTIFICATE OF AMENDMENT OF CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

SERIES C NON-CONVERTIBLE VOTING PREFERRED STOCK OF

NXT-ID, INC.

The undersigned, Vincent Miceli, the Chief Executive Officer of Nxt-ID, Inc. (the “Corporation”), pursuant to the provisions of the General Corporation Law of the State of Delaware (the “GCL”), does hereby certify and set forth as follows:

First: The date on which the Certificate of Designations, Preferences and Rights of Series C Non-Convertible Voting Preferred Stock of the Corporation (the “Certificate of Designations”) was originally filed with the Secretary of State of the State of Delaware was May 23, 2017.

Second: The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of 242 of the GCL and pursuant to the authority vested in the Board by the affirmative vote of a majority of the shares of the Corporation’s common stock, par value $0.0001 per share, and Series C Non-Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), in the aggregate, outstanding and entitled to vote on the matter, adopted resolutions amending the Certificate of Designations (the “Certificate of Amendment”) as provided below.

Third: Section 12 of the Certificate of Designations has been added to read as follows:

12. REVERSE STOCK SPLIT. Upon the filing of this certificate of amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each ________ outstanding shares of Series C Preferred Stock outstanding immediately prior to the Effective Time (the “Old Series C Preferred Stock”) shall be combined and converted into one (1) share of Series C Preferred Stock (the “New Series C Preferred Stock”) based on a ratio of one share of New Series C Preferred Stock for each _____ shares of Old Series C Preferred Stock (the “Reverse Split Ratio”). This reverse stock split (the “Reverse Split”) of the outstanding shares of Series C Preferred Stock shall not affect the total number of shares of authorized preferred stock, par value $0.0001 per share, that the Company has designated as Series C Preferred Stock, which shall remain as set forth under Section 1.

The Reverse Split shall occur without any further action on the part of the Company or the holders of shares of New Series C Preferred Stock and whether or not certificates representing such holders’ shares prior to the Reverse Split are surrendered for cancellation. No fractional interest in a share of New Series C Preferred Stock shall be deliverable upon the Reverse Split, all of which shares of New Series C Preferred Stock be rounded up to the nearest whole number of such shares. All references to “Series C Preferred Stock” in these Articles shall be to the New Series C Preferred Stock.

The Reverse Split will be effectuated on a stockholder-by-stockholder (as opposed to certificate-by-certificate) basis, except that the Reverse Split will be effectuated on a certificate-by-certificate basis for shares held by registered holders. For shares held in certificated form, certificates dated as of a date prior to the Effective Time representing outstanding shares of Old Series C Preferred Stock shall, after the Effective Time, represent a number of shares of New Series C Preferred Stock as is reflected on the face of such certificates for the Old Series C Preferred Stock, divided by the Reverse Split Ratio and rounded up to the nearest whole number. The Company shall not be obligated to issue new certificates evidencing the shares of New Series C Preferred Stock outstanding as a result of the Reverse Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Split are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.”

B-1

Fourth: Section 4(l) of the Certificate of Designations, which sets forth the stated value of the Series C Preferred Stock shall be amended and restated in its entirety to adjust the stated value, as a result of the one-for-_____ reverse split of the Series C Preferred Stock, to read as follows:

(l) “Stated Value” means $______.00 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, combinations, subdivisions or other similar events occurring after the Effective Time.

Fifth: All other provisions of the Certificate of Designations shall remain in full force and effect.

Sixth: This amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the GCL.

Seventh: This Certificate of Amendment shall be effective as of 5:30 P.M. New York time on the date written below.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Designations to be signed by the undersigned, a duly authorized officer of the Corporation, and the undersigned has executed this Certificate of Amendment and affirms the foregoing as true and under penalty of perjury this    day of        , 202  .

NXT-ID, INC.

By:	/s/ Vincent S. Miceli
Name: Vincent S. Miceli Title: Chief Executive Officer

B-2

* SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999

VOTE ON INTERNET

Go to http://www.vstocktransfer.com/proxy
and log-on using the below control number.

CONTROL #

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the envelope we have provided.

VOTE IN PERSON

If you would like to vote in person, please attend the Annual Meeting to be held on October 6, 2020 at 9:00 a.m. Eastern Time.

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

2020 Annual Meeting of Stockholders Proxy Card - Nxt-ID, Inc.

▼          DETACH PROXY CARD HERE TO VOTE BY MAIL          ▼

(1)	Election of Directors:

	☐	FOR ALL NOMINEES LISTED BELOW	☐	WITHHOLD AUTHORITY TO VOTE FOR
		(except as marked to the contrary below)		ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES’ NAMES BELOW:

01 Vincent S. Miceli	02 Major General David R. Gust, USA, Ret.	03 Michael J. D’Almada-Remedios, PhD
04 Daniel P. Sharkey	05 Robert A. Curtis

(2)	To approve a proposal to ratify the Board’s selection of MARCUM LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2020.

☐	VOTE FOR	☐	VOTE AGAINST	☐	ABSTAIN

(3)	To approve a proposal to authorize the Board to amend the Company’s Certificate of Incorporation, as amended, to effect the Common Stock Reverse Stock Split at the Board’s sole discretion.

☐	VOTE FOR	☐	VOTE AGAINST	☐	ABSTAIN

(4)	To approve a proposal to authorize the Board to amend the Company’s Certificate of Incorporation, as amended, by amending the Company’s Certificate of Designations of Series C Preferred Stock to (i) effect the Series C Preferred Reverse Stock Split by the same ratio that the Board selects for the Common Stock Reverse Stock Split described in Proposal No. 3 and (ii) increase the stated value of the Series C Preferred Stock by the same amount as the ratio of the Series C Preferred Reverse Stock Split.

☐	VOTE FOR	☐	VOTE AGAINST	☐	ABSTAIN

Date	Signature	Signature, if held jointly

To change the address on your account, please check the box at right and indicate your new address in the space above. ☐

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY
RETURN THE ENCLOSED PROXY.

Nxt-ID, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

OCTOBER 6, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Revoking all prior proxies, the undersigned, a stockholder of Nxt-ID, Inc. (the “Company”), hereby appoints Vincent S. Miceli as attorney-in-fact and agents of the undersigned, with full power of substitution, to vote all of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and/or Series C Non-Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), owned by the undersigned at the Annual Meeting of Stockholders of the Company to be held on October 6, 2020, at the Company’s office at 288 Christian Street, Hangar C 2nd Floor, Oxford, CT 06478, at 9:00 a.m. Eastern Time, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying, and confirming all that said attorney and agent or his substitute may lawfully do in place of the undersigned as indicated on the reverse. Notwithstanding the foregoing or anything to the contrary contained herein, as a precaution due to the outbreak of the coronavirus (COVID-19), the Company is planning for the possibility that there may be limitations on attending the Annual Meeting in person, or the Company may decide to hold the Annual Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THE PROXY SHALL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS, FOR THE RATIFICATION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020, FOR THE PROPOSAL TO AUTHORIZE THE BOARD TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING SHARES OF COMMON STOCK AT THE BOARD’S SOLE DISCRETION, AND FOR THE PROPOSAL TO AUTHORIZE THE BOARD TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED, BY AMENDING THE CERTIFICATE OF DESIGNATIONS OF THE SERIES C PREFERRED STOCK, TO (i) EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING SHARES OF SERIES C PREFERRED STOCK BY THE SAME RATIO THAT THE BOARD SELECTS FOR THE COMMON STOCK REVERSE STOCK SPLIT AND (ii) INCREASE THE STATED VALUE OF THE SERIES C PREFERRED STOCK BY THE SAME AMOUNT AS THE RATIO OF THE SERIES C REVERSE STOCK SPLIT.

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS ON OCTOBER 6, 2020 AT 9:00 A.M. (EASTERN TIME) AT THE COMPANY’S OFFICE AT 288 CHRISTIAN STREET, HANGAR C 2ND FLOOR, OXFORD, CT 06478 ☐

To change the address on your account, please check the box at right and indicate your new address in the space above. ☐

(Continued and to be signed on Reverse Side)